Exhibit 5.1

Tel +1.214.220.7700 Fax +1.214.999.7816

March 18, 2022

HF Sinclair Corporation

2828 N. Harwood, Suite 1300

Dallas, Texas 75201

Re:	Registration Statement on Form S-3ASR

Ladies and Gentlemen:

We have acted as counsel for HF Sinclair Corporation, a Delaware corporation (the “Corporation”), with respect to certain legal matters in connection with the preparation of a registration statement on Form S-3ASR (the “Registration Statement”) filed on the date hereof with the Securities and Exchange Commission (the “Commission”) in connection with the registration under the Securities Act of 1933 (the “Securities Act”) of the offer and sale, from time to time, pursuant to Rule 415 under the Securities Act, by the selling stockholders named or to be named in the Registration Statement of 60,230,036 shares of the Corporation’s common stock, par value $0.01 per share (the “Common Stock”).

In rendering the opinions set forth below, we have reviewed and relied upon (i) the Registration Statement, (ii) the prospectus contained in the Registration Statement (the “Prospectus”) to which this opinion is an exhibit, (iii) the Amended and Restated Certificate of Incorporation of the Corporation, (iv) the Amended and Restated Bylaws of the Corporation, (v) certain resolutions adopted by the Board of Directors of the Corporation (or to the extent permitted by Section 141 of the General Corporation Law of the State of Delaware, a duly constituted and acting committee thereof) relating to the Registration Statement and (vi) such other certificates, statutes, documents and records as we have deemed necessary and relevant for the purpose of rendering the opinions set forth below. In addition, we have reviewed such questions of law as we considered necessary or appropriate. As to matters of fact relevant to the opinions expressed below, and as to factual matters arising in connection with our examination of corporate documents, records and other documents and writings, we have relied upon certificates and other communications from officers and employees of the Corporation, without further investigation as to the facts set forth therein.

Vinson & Elkins LLP Attorneys at Law Austin Dallas Dubai Houston London Los Angeles New York Richmond Riyadh San Francisco Tokyo Washington	Trammell Crow Center, 2001 Ross Avenue, Suite 3900 Dallas, TX 75201-2975 Tel +1.214.220.7700 Fax +1.214.220.7716 velaw.com

March 18, 2022 Page 2

For purposes of rendering the opinions set forth below, we have made the following assumptions:

(i)	the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective and comply with all applicable laws;

(ii)

each document submitted to us for review is accurate and complete, each such document that is an original is authentic, each such document that is a copy conforms to an authentic original, and all signatures on each such document are genuine;

(iii)	each person signing the documents that we examined has the legal capacity and authority to do so;

(iv)	each certificate from governmental officials reviewed by us is accurate, complete and authentic, and all official public records are accurate and complete; and

(v)	the Common Stock will be sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and any applicable prospectus supplement.

Based upon and subject to the foregoing, and subject to the qualifications and limitations set forth herein, we are of the opinion that such shares of the Common Stock are duly authorized, validly issued, fully paid and non-assessable.

Our opinion is qualified in the following respects:

(i)

our opinions herein are limited in all respects to the federal laws of the United States of America, and the General Corporation Law of the State of Delaware (including the applicable provisions of the Constitution of the State of Delaware and reported judicial decisions interpreting those laws), and we are expressing no opinion as to the applicability or effect of the laws of any other jurisdiction, domestic or foreign;

(ii)	we express no opinion as to any matter other than as set forth herein, and no opinion may be inferred or implied herefrom; and

(iii)	our opinion is given as of the date hereof, and we undertake no, and hereby disclaim any, obligation to advise you of any change in any matter set forth herein.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Prospectus forming part of the Registration Statement. By giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission issued thereunder.

Very truly yours,

                /s/ Vinson & Elkins L.L.P.